EXHIBIT 9A

                    FORM OF SHAREHOLDER SERVICES AGREEMENT


      THIS AGREEMENT, dated as of August ___, 1997 by and between The Diversified Investors Funds Group (the "Trust"), a Massachusetts business trust having its principal place of business at 4 Manhattanville Road, Purchase, New York 10577, and Stephens Inc. ("Stephens"), a corporation organized under the laws of ________________, as a shareholder services agent hereunder (the "Agent");

                              W I T N E S S E T H:

      WHEREAS, certain transactions in Shares of Beneficial Interest (par value $0.00001 per share) ("Shares"), which may be divided into separate series (each, a "Fund", and collectively, the "Funds") of the Trust, and further divided into separate classes of Shares of a Fund, may be made by investors who are customers of, and using the services of, a Service Agent (as defined in the then-current Prospectus of each series of the Trust and class thereof) which has entered into a shareholder services agreement with the Trust; and

      WHEREAS, Stephens wishes to make it possible for its customers (the "Customers") to purchase Shares of the Stephens Premium Class and Stephens Institutional Class of any of the Funds which may from time to time designate such classes of Shares, and wishes to act as the Customers' agent in performing certain administrative functions in connection with purchases and redemptions of such Shares from time to time upon the order and for the account of Customers and to provide related services to its Customers in connection with their investments in the Trust; and

      WHEREAS, it is in the interest of the Trust to make the services of the Agent available to Customers who are or may become shareholders of the Trust;

      NOW, THEREFORE, the Trust and Stephens hereby agree as follows:

      1. APPOINTMENT. Stephens, as Agent, hereby agrees to perform certain services for Customers as hereinafter set forth.


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      2.  SERVICES TO BE PERFORMED.

      2.1. TYPES OF SERVICES. The Agent shall be responsible for performing shareholder account administrative and servicing functions, which shall include without limitation: (a) answering Customer inquiries regarding account status and history, the manner in which purchases, exchanges and redemptions of the Shares may be effected, and certain other matters pertaining to the Trust; (b) assisting Customers in designating and changing dividend options, account designations and addresses; (c) providing necessary personnel and facilities to establish and maintain certain shareholder accounts and records, as may reasonably be requested from time to time by the Trust; (d) assisting in processing purchase, exchange and redemption transactions; (e) arranging for the wiring of funds; (f) transmitting and receiving funds in connection with Customer orders to purchase, exchange or redeem Shares; (g) verifying and guaranteeing Customer signatures in connection with redemption orders, transfers among and changes in Customer designated accounts; (h) providing periodic statements showing a Customer's account balances and, to the extent practicable, integration of such information with information concerning other client transactions otherwise effected with or through Stephens; (i) furnishing on behalf of the Trust's distributor (either separately or on an integrated basis with other reports sent to a Customer by the Agent) periodic statements and confirmations of all purchases, exchanges and redemptions of Shares in a Customer's account required by applicable federal or state law, all such confirmations and statements to conform to Rule 10b-10 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and other applicable federal or state law; (j) transmitting proxy statements, annual and semi-annual reports, updating Prospectuses and supplements thereto and other communications from the Trust to Customers; (k) receiving, tabulating and transmitting to the Trust proxies executed by Customers with respect to annual and special meetings of shareholders of the Trust; (l) providing reports (at least monthly, but more frequently if so requested by the Trust's distributor) containing state-by-state listings of the principal residences of the beneficial owners of the Shares; and (m) providing such other related services as the Trust or a Customer may reasonably request. The Agent shall provide all personnel and facilities to perform the functions described in this paragraph with respect to its Customers and shall bear all of its own expenses in connection therewith.

      2.2. STANDARD OF SERVICES. All services to be rendered by the Agent hereunder shall be performed in a professional, competent and timely manner. The details of the operating standards and procedures to be followed by the Agent in performance of the services described above shall be determined from

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time to time by agreement between the Agent and the Trust. The Trust acknowledges that the Agent's ability to perform on a timely basis certain of its obligations under this Agreement depends upon the Trust's timely delivery of certain materials and/or information to the Agent. The Trust agrees to use its best efforts to provide such materials to the Agent in a timely manner.

      3.  FEES.

      3.1. FEES FROM THE TRUST. In consideration for the services described in
Section 2 hereof and the incurring of expenses in connection therewith, the Agent shall receive a fee, accrued daily and paid monthly, equal on an annual basis to a percentage, to be determined periodically by the parties, of the average daily net assets attributable to the Stephens Premium Class Shares and Stephens Institutional Class Shares of each Fund with such designated classes, for that Fund's then-current fiscal year. For purposes of determining the fees payable to the Agent hereunder, the value of each Fund's net assets shall be computed in the manner specified in the Fund's then-current Prospectus for computation of the net asset value of the Fund's Shares. The above fees constitute all fees to be paid to the Agent by the Trust with respect to the transactions contemplated hereby.

      3.2. FEES FROM CUSTOMERS. It is agreed that Stephens may impose certain conditions on Customers, in addition to or different from those imposed by the Trust, such as requiring a minimum initial investment or charging Customers direct fees for the same or similar services as are provided hereunder by Stephens as Agent (which fees may either relate specifically to Stephens' services with respect to the Trust or generally cover services not limited to those with respect to the Trust); provided, however, that Stephens may not charge customers any direct fee which would constitute a "sales load" within the meaning of Section 2(a)(35) of the Investment Company Act of 1940, as amended (the "1940 Act"). Stephens shall bill Customers directly for such fees. In the event Stephens charges Customers such fees, it shall notify the Trust in advance and make appropriate prior written disclosure (such disclosure to be in accordance with all applicable laws) to Customers of any such fees charged to the Customer. To the extent required by applicable rules and regulations of the Securities and Exchange Commission, the Trust shall make written disclosure of the fees paid or to be paid to the Agent pursuant to Section 3.1 of this Agreement. It is understood, however, that in no event shall Stephens have recourse or access as Agent or otherwise to the account of any shareholder of

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the Trust except to the extent expressly authorized by law or by such shareholder, or to any assets of the Trust, for payment of any direct fees referred to in this Section 3.2.

      4. INFORMATION PERTAINING TO THE SHARES. The Agent and its officers, employees and agents are not authorized to make any representations concerning the Trust or the Shares to Customers or prospective Customers, except only accurate communication of any information provided by or on behalf of any administrator of the Trust or any distributor of the Shares or any factual information contained in a then-current Prospectus, Statement of Additional Information or Registration Statement. In furnishing such information regarding the Trust or the Shares, the Agent shall act as agent for the Customer only and shall have no authority to act as agent for the Trust. Advance copies or proofs of all materials which are generally circulated or disseminated by the Agent to Customers or prospective Customers which identify or describe the Trust shall be provided to the Trust at least 10 days prior to such circulation or dissemination (unless the Trust consents in writing to a shorter period), and such materials shall not be circulated or disseminated or further circulated or disseminated at any time after the Trust shall have given written notice to the Agent of any objection thereto.

      Nothing in this Section 4 shall be construed to make the Trust liable for the use (as opposed to the accuracy) of any information about the Trust which is disseminated by the Agent.

      5. USE OF THE AGENT'S NAME. The Trust shall not use the name of the Agent or any of its affiliates or subsidiaries in any Prospectus, sales literature or other material relating to the Trust in a manner not approved by the Agent prior thereto in writing; provided, however, that the approval of the Agent shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

      6. USE OF THE TRUST'S NAME. The Agent shall not use the name of the Trust on any account statements or forms for other than internal use in a manner not approved by the Trust prior thereto in writing; provided, however, that the approval of the Trust shall not be required for the use of the Trust's name in connection with communications permitted by Section 4 hereof or (subject to Section 4, to the extent the same may be applicable) for any use of the Trust's name which merely refers in accurate and factual terms to the Trust in

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connection with the Agent's role hereunder or which is required by the
Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

      7. SECURITY. The Agent represents and warrants that to the best of its knowledge, the various procedures and systems which it has implemented (including provision for twenty-four hours a day restricted access) with regard to safeguarding from loss or damage attributable to fire, theft or any other cause the Trust's records and other data and the Agent's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. The parties shall review such systems and procedures on a periodic basis, and the Trust shall from time to time specify the types of records and other data of the Trust to be safeguarded in accordance with this
Section 7.

      8. COMPLIANCE WITH LAWS. The Agent shall comply with all applicable federal and state laws and regulations, including, without limitation, any securities laws. The Agent represents and warrants to the Trust that the performance of all its obligations hereunder will comply with all applicable laws and regulations, the provisions of its charter documents and by-laws and all material contractual obligations binding upon the Agent. The Agent further undertakes that it will promptly, after the Agent becomes so aware, inform the Trust of any change in applicable laws or regulations (or interpretations thereof) or in its charter or by-laws or material contracts which would prevent or impair full performance of any of its obligations hereunder.

      9. REPORTS. To the extent requested by the Trust from time to time, the Agent agrees that it will provide the Treasurer of the Trust with a written report of the amounts expended by the Agent pursuant to this Agreement and the purposes for which such expenditures were made. Such written reports shall be in a form satisfactory to the Trust and shall supply all information necessary for the Trust to discharge its responsibilities under applicable laws and regulations.

      10. RECORD KEEPING. The Agent agrees to maintain certain records and accounts as herein provided.

      10.1. SECTION 31(A). The Agent shall maintain records in a form reasonably acceptable to the Trust and in compliance with applicable laws and

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the rules and regulations of the Securities and Exchange Commission, including but not limited to the record-keeping requirements of Section 31(a) of the 1940 Act and the rules thereunder. Such records shall be deemed to be the property of the Trust and will be made available, at the Trust's request, for inspection and use by the Trust, representatives of the Trust and governmental authorities.

      10.2. RULES 17A-3 AND 17A-4. The Agent shall maintain accurate and complete records with respect to services performed by the Agent in connection with the purchase and redemption of Shares. Such records shall be maintained in a form reasonably acceptable to the Trust and in compliance with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act pursuant to which any dealer of the Shares must maintain certain records. All such records maintained by the Agent shall be the property of such dealer and will be made available for inspection and use by the Trust or such dealer upon the request of either. The Agent shall file with the Securities and Exchange Commission and other appropriate governmental authorities, and furnish to the Trust and any such dealer copies of, all reports and undertakings as may be reasonably requested by the Trust or such dealer in order to comply with the said rules. If so requested by any such dealer, the Agent shall confirm to such dealer its obligations under this Section 10.2 by a writing reasonably satisfactory to such dealer.

      10.3. IDENTIFICATION, ETC. OF RECORDS. The Trust shall from time to time instruct the Agent in writing as to, and the Trust and the Agent shall periodically review, the records to be maintained and the procedures to be followed by the Agent in complying with the foregoing Sections 10.1 and 10.2 and Section 8 to the extent it relates to record-keeping required under federal securities laws and regulations. Notwithstanding the provisions of Section 8, the Agent shall be entitled to rely on such instructions.

      10.4. TRANSFER OF CUSTOMER DATA. In the event this Agreement is terminated or a successor to the Agent is appointed, the Agent shall, at the expense of the Trust, transfer to such designee as the Trust may direct a certified list of the shareholders of the Trust serviced by the Agent (with name, address and tax identification or Social Security number), a complete record of the account of each such shareholder with respect to shares of the Trust and the status thereof, and all other relevant books, records, correspondence, and other data established or maintained by the Agent under this Agreement. In the event this Agreement is terminated, the Agent will use reasonable efforts to cooperate in the orderly transfer of such duties and

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responsibilities, including assistance in the establishment of books, records and other data by the successor.

      10.5. SURVIVAL OF RECORD-KEEPING OBLIGATIONS. The Agent shall retain any records deemed the property of the Trust pursuant to Section 10 for a period of six years after the end of the fiscal year in which the transaction to which such records relate occurred and shall, at the written request of the Trust before the expiration of such period with respect to any records, deliver such records to the Trust or its designated agent.

      10.6. OBLIGATIONS PURSUANT TO AGREEMENT ONLY. Nothing in this Section 10 shall be construed to mean that the Agent would, by virtue of its role hereunder, be required under applicable law to maintain the records required to be maintained by it under this Section 10, but it is understood that the Agent has agreed to do so in order to enable the Trust to comply with applicable laws and regulations.

      10.7. AGENT'S RIGHTS TO COPY RECORDS. Anything in this Section 10 to the contrary notwithstanding, except to the extent otherwise prohibited by law, the Agent shall have the right to copy, maintain and use any records maintained by the Agent pursuant to this Section 10, except as otherwise prohibited by Sections 4 and 6 hereof.

      11. FORCE MAJEURE. The Agent shall not be liable or responsible for delays or errors by reason of circumstances beyond its reasonable control, including, but not limited to, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, Acts of God, insurrection, war, riots or failure of communication or power supply.

      12.  INDEMNIFICATION.

      12.1. INDEMNIFICATION OF THE AGENT. Without limiting the rights of the Agent Indemnified Parties (as hereinafter defined) under applicable law, the Trust will indemnify and hold harmless the Agent, any person that directly or indirectly controls the Agent (within the meaning of the Securities Act of 1933, as amended, and the 1934 Act) and the Agent's and their respective directors, officers and employees (collectively, the "Agent Indemnified Parties") from all losses, claims, damages, liabilities or expenses, joint or several, to which they or any of them become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement contained in any then-current Prospectus, Statement of Additional Information

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or Registration Statement, or any omission or alleged omission therefrom, or
(b) any claim, demand, action or suit, both (x) arising in connection with actions or inactions by the Trust or any of its agents or contractors or the performance of the Agent's obligations hereunder and (y) not resulting from (i) the bad faith or gross negligence of the Agent, its officers, employees or agents, (ii) any breach of applicable law by the Agent, its officers, employees or agents, (iii) any action of the Agent, its officers, employees or agents which exceeds the legal authority of the Agent or its authority hereunder, or
(iv) any material error or omission of the Agent, its officers, employees or agents with respect to the purchase, redemption and transfer of Customers' Shares or the Agent's verification or guarantee of any Customer signature. Notwithstanding anything herein to the contrary, the Trust will indemnify and hold the Agent harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim as a result of its acting in accordance with any written instructions reasonably believed by the Agent to have been executed by any person duly authorized by the Trust, or as a result of acting in reliance upon any instrument or stock certificate reasonably believed by the Agent to have been genuine and signed, countersigned or executed by a person duly authorized by the Trust, excepting only the gross negligence or bad faith of the Agent.

      In any case in which the Trust may be asked to indemnify or hold an Agent Indemnified Party harmless, the Trust shall be advised of all pertinent facts concerning the situation in question and the Agent Indemnified Party shall use reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Trust. The Trust shall have the option to defend the Agent Indemnified Party against any claim which may be the subject of indemnification hereunder. In the event that the Trust elects to defend against such claim, the defense shall be conducted by counsel chosen by the Trust and reasonably satisfactory to the Agent Indemnified Party. The Agent Indemnified Party may retain additional counsel at its expense. Except with the prior written consent of the Trust, the Agent Indemnified Party shall not confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Agent Indemnified Party.

      12.2. INDEMNIFICATION OF THE TRUST. Without limiting the rights of the Trust under applicable law, the Agent will indemnify and hold the Trust, its officers, Trustees, employees and controlling persons harmless from all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) both (a) resulting from (i) the bad faith or gross negligence of the

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Agent, its officers, employees or agents, (ii) any breach of applicable law by the Agent, its officers, employees or agents, (iii) any action of the Agent, its officers, employees or agents which exceeds the legal authority of the Agent or its authority hereunder, or (iv) any material error or omission of the Agent, its officers, employees or agents with respect to the purchase, redemption and transfer of Customers' Shares or the Agent's verification or guarantee of any Customer signature, and (b) not resulting from the Agent's actions in accordance with written instructions reasonably believed by the Agent to have been executed by any person duly authorized by the Trust, or in reliance upon any then-current Prospectus, Statement of Additional Information or Registration Statement, or any instrument or stock certificate reasonably believed by the Agent to have been genuine and signed, countersigned or executed by a person duly authorized by the Trust.

      In any case in which the Agent may be asked to indemnify or hold the Trust or another party harmless, the Agent shall be advised of all pertinent facts by the Trust or other party concerning the situation in question and the Trust or other party shall use reasonable care to identify and notify the Agent promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Agent. The Agent shall have the option to defend the Trust or other party against any claim which may be the subject of indemnification hereunder. In the event that the Agent elects to defend against such claim, the defense shall be conducted by counsel chosen by the Agent and reasonably satisfactory to the Trust or other party. The Trust or other party may retain additional counsel at its expense. Except with the prior written consent of the Agent, the Trust or other party shall not confess any claim or make any compromise in any case in which the Agent will be asked to indemnify the Trust or other party.

      12.3. SURVIVAL OF INDEMNITIES. The indemnities granted by the parties in this Section 12 shall survive the termination of this Agreement.

      13. INSURANCE. The Agent shall maintain reasonable insurance coverage against any and all liabilities which may arise in connection with the performance of its duties hereunder.

      14. NOTICES. All communications and notices to either party hereto shall be sent to the address or facsimile number of such party set forth by its name on the signature pages hereto (in the case of the Agent, to the attention of its President) or such other address or number as shall be provided to the other party hereto in writing, and shall be duly given if mailed or

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telegraphed, sent by facsimile, or delivered by hand or other courier delivery service that requires written acknowledgment of receipt, to such party at such address.

      15. FURTHER ASSURANCES. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

      16. TERMINATION. This Agreement may be terminated by each of Stephens or the Trust, without the payment of any penalty, at any time upon not more than 60 days' nor less than 30 days' notice. Upon termination hereof, the Trust shall pay such compensation as may be due the Agent as of the date of such termination.

      17. CHANGES; AMENDMENTS. This Agreement may be changed or amended only by written instrument signed by both parties.

      18. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY. The Agent hereby agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets and that neither the Agent nor any other person shall seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust. The obligations of this Agreement pertaining to a particular Fund or class thereof shall apply only to that particular Fund or class and to no other class of the Fund or series of the Trust. It is further agreed that neither the Agent nor any other person shall seek satisfaction of any such obligations from the Board of Trustees or any individual Trustee or officer of the Trust.

      19. DIVIDEND PAYMENT DATES. The Trust hereby agrees, with respect to any series of the Trust that is a money market fund, that dividends otherwise payable to any Customer on the last business day of each month shall, to the extent required by the Agent, be distributed on such other date in each month as the Agent may designate as the dividend distribution date with respect to such Customer.

      20. SUBCONTRACTING BY AGENT. The Agent may, with the written approval of the Trust (such approval not to be unreasonably withheld or delayed), subcontract for the performance of the Agent's obligations hereunder with any one or more persons, including but not limited to any one or more persons which is an affiliate of the Agent; provided, however, that the Agent shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it would be for its own acts or omissions.


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      21. AUTHORITY TO VOTE. The Trust hereby confirms that, pursuant to the
Declaration of Trust of the Trust, at any meeting of shareholders of the Trust or of any series of the Trust, the Agent is authorized to vote any Shares held in accounts serviced by the Agent and which are otherwise not represented in person or by proxy at the meeting, proportionately in accordance with the votes cast by holders of all Shares otherwise represented at the meeting in person or by proxy and held in accounts serviced by the Agent.

      22. COMPLIANCE WITH LAWS AND POLICIES; COOPERATION. The Trust hereby agrees that it will comply with all laws and regulations applicable to its operations and the Agent agrees that it will comply with all laws and regulations applicable to its operations hereunder. Each party agrees from time to time to provide such certificates, information and access to its books, records and personnel as the other may reasonably request to confirm the foregoing. Each party understands that the other may from time to time adopt or modify policies relating to the subject matter of this Agreement, in which case the party adopting or modifying such a policy shall notify the other thereof and the parties shall consider the applicability thereof and endeavor to comply therewith to the extent not impracticable or unreasonably burdensome. Each of the parties agrees to cooperate with the other in connection with the performance of this Agreement and the resolution of any problems, questions or disagreements in connection herewith.

      23. AUDIT. The Trust shall maintain or arrange to be maintained complete and accurate accounting records, in accordance with generally accepted accounting principles. The Trust shall retain or arrange to be retained such records for a period of three years from the termination of this Agreement. The Agent and its designated certified public accountants shall have access to such records based on reasonable cause and professional judgment during normal business hours upon reasonable notice to the Trust.

      24. MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or

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effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement has been executed on behalf of the Trust by the undersigned not individually, but in the capacity indicated. The obligations under this Agreement are not binding upon any of the officers, Trustees or shareholders of the Trust individually, but bind only the trust estate.

Notice Address:                         THE DIVERSIFIED INVESTORS
                                          FUNDS GROUP

The Diversified Investors Funds
  Group
4 Manhattanville Road                   By:____________________________
Purchase, New York 10577                   Robert F. Colby
Attention:  Robert F. Colby                Secretary
Telephone number: (914) 697-8980           As officer and not individually
Facsimile number: (914) 697-3520

Notice Address:                         STEPHENS INC.


Stephens Inc.                           By:____________________________
111 Center Street                          Name:
Little Rock, Arkansas 72201                Title:
Attention:  President
Telephone number:[___________]
Facsimile number:[___________]